Exhibit 4.1

Amendment to Option/Warrant

Effective ________, 2012, the Option / Warrant (“Option” / “Warrant”) identified as Number # ________ and issued on the date of ________ with ____________________ as the named Holder is amended as follows:

As an alternate means of exercise, the holder of the Option may elect to exercise the Option in whole or in part by receiving shares of Company Common Stock (the “Shares”) equal to the value (as determined below) of the number of Options exercised, in which event the Company shall issue to the Optionholder a number of Shares computed using the following formula:

X=Y(A-B)
A

Where:	X =	the number of Shares to be issued to the Holder

	Y =	the number of Options to be exercised under this Option

	A =	the current fair market value of one share of Common Stock (calculated as described below); and

	B =	the Share Exercise Price

As used herein, the current fair market value of one share of Common Stock shall mean the closing price of the Common Stock on the NYSE MKT (formerly, the NYSE Amex) on the trading day immediately prior to the date on which notice of exercise of the Option is given. If the Common Stock is no longer listed on the NYSE MKT, current fair market value shall mean the closing price of the Common Stock on any other National Securities Exchange (as defined in the Securities Exchange Act of 1934) on the trading day immediately prior to the date on which notice of exercise of the Option is given. If the Common Stock is not listed on any National Securities Exchange, current fair market value shall mean, the average of the highest bid and lowest asked price on such day on the OTC Bulletin Board, or any similar successor organization for the five trading days immediately preceding the date notice of exercise of the Option is given. If the Common Stock is not quoted on the OTC Bulletin Board, current fair market value shall mean, the average of the highest bid and lowest asked price on such day on the OTC Pink, or any similar successor organization for the five trading days immediately preceding the date notice of exercise of the Option is given. If the common Stock is not listed on any National Securities Exchange or otherwise in the over-the-counter market, fair market value shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case fair market value shall be deemed to be the value received by the holders of Company’s Common Stock for each share thereof pursuant to the Company’s acquisition.

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EXHIBIT A

EXERCISE FORM

To Be Executed Upon Exercise of Option

(To be Executed by the Registered Holder in order to Exercise the Option)

The undersigned holder hereby exercises the right to purchase ___________________ of the shares of Common Stock ("Option Shares") of HEMISPHERX BIOPHARMA, INC., a Delaware corporation (the "Company"), evidenced by the attached Option And the Amendment thereto (the "Option"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Option.

1. Form of Option Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:

______	"Cash Exercise" with respect to ________ Option Shares; and/or

______	"Cashless Exercise" with respect to ______ Option Shares (as set forth in the Amendment to the Option).

2. Payment of Option Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Option Shares to be issued pursuant hereto, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Option.

Name of Registered Holder	Social Security No. or Tax ID of
Registered Holder (if applicable)

By: _______________________________________________

Name: _____________________________________________

Title: ______________________________________________

The undersigned hereby irrevocably elects to exercise the right to purchase ______ Shares represented by the Option in accordance to the conditions hereof and herewith makes payment of the Purchase Price of such Shares in full.

Signature

Address

Date: _______________

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